Exhibit 99.2
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
OVERVIEW
On June 28, 2025, Fortive Corporation (“Fortive” or the “Company”) completed the separation (the “Separation”) of its Precision Technology segment through the spin-off of Ralliant Corporation (“Ralliant”), as effectuated through the pro rata distribution of all of the outstanding shares of Ralliant common stock as a dividend to Fortive shareholders. Each holder of record of the Company’s common stock received one share of Ralliant common stock for every three shares of the Company’s common stock held on June 16, 2025, the record date for the distribution. In lieu of fractional shares of Ralliant, shareholders of the Company received cash. On June 30, 2025, Ralliant’s common stock began trading on the New York Stock Exchange under the ticker symbol “RAL.” After the Separation, the historical financial results of Ralliant will be reflected in the Company’s consolidated financial statements as discontinued operations under U.S. generally accepted accounting principles (“GAAP”) for all periods.
BASIS OF PRESENTATION
The following unaudited pro forma consolidated condensed financial statements of the Company were derived from its historical consolidated financial statements and are being presented to give effect to the Separation. The unaudited pro forma Consolidated Condensed Statements of Earnings for the three months ended March 28, 2025 and for each of the three years ended December 31, 2024, 2023, and 2022 reflect the Company’s results as if the Separation had occurred on January 1, 2022. The unaudited pro forma Consolidated Condensed Balance Sheet as of March 28, 2025 gives effect to the Separation as if it occurred on that date.
The unaudited pro forma consolidated condensed financial statements give effect to the Separation including: (i) the elimination of the historical Ralliant financial results on a carve-out basis; (ii) the adjustments to the Ralliant carve-out financial statements to meet the requirements of discontinued operations; (iii) the transfer of certain assets and liabilities between the Company and Ralliant upon Separation; and (iv) $1.0 billion in estimated net cash, comprised of $1.15 billion in cash consideration from Ralliant to the Company as a result of the Separation, net of approximately $150 million in unremitted cash held by Ralliant, as of the date of the Separation (“Cash Consideration”). The unaudited pro forma consolidated condensed financial statements do not give effect to the the application of the Cash Consideration, including the intention to use such proceeds to repay outstanding indebtedness of Fortive and the related reduction to interest expense.
The transaction accounting adjustments are based on available information and assumptions that the Company’s management believes are reasonable, that reflect the impact of events directly attributable to the Separation that are factually supportable, and for purposes of the Consolidated Condensed Statements of Earnings, are expected to have a continuing impact on the Company. The Company has entered into a Transition Services Agreement with Ralliant pursuant to which the Company and Ralliant will provide each other certain specified services on a temporary basis. These transition services are not expected to have a material impact on the Company and are not recurring in nature, and as such, have not been included in the Separation adjustments.
The unaudited pro forma consolidated condensed financial statements are subject to the assumptions and adjustments described in the accompanying notes. Management believes that these assumptions and adjustments are reasonable under the circumstances and given the information available at this time. The unaudited pro forma consolidated condensed financial statements are not intended to be a complete presentation of the Company’s financial position or results of operations had the Separation occurred as of and for the periods indicated. In addition, the unaudited pro forma consolidated condensed financial statements are provided for illustrative and informational purposes only, and are not necessarily indicative of the Company’s historical or future results of operations or financial condition had the Separation been completed on the dates assumed.
The unaudited pro forma consolidated condensed financial statements should be read in conjunction with (i) the audited consolidated financial statements, the accompanying notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and (ii) the unaudited consolidated condensed financial statements, the accompanying notes, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 28, 2025 which are available at the Company’s website at www.fortive.com.

FORTIVE CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
($ in millions, except per share amounts)

	As of March 28, 2025
	Fortive Historical (as reported)	Separation of Ralliant (a)	Transaction Accounting Adjustments		Pro Forma Fortive
ASSETS
Current assets:
Cash and equivalents	$892.1	$—	$1,000.0	(b)	$1,892.1
Accounts receivable, net	929.3	(292.0)	10.1	(c)	647.4
Inventories:
Finished goods	234.1	(69.7)	—		164.4
Work in process	108.8	(92.3)	—		16.5
Raw materials	225.1	(120.7)	—		104.4
Inventories	568.0	(282.7)	—		285.3
Prepaid expenses and other current assets	314.7	(47.7)	(13.4)	(d)	253.6
Total current assets	2,704.1	(622.4)	996.7		3,078.4
Property, plant and equipment, net of accumulated depreciation	433.9	(200.8)	—		233.1
Other assets	495.8	(150.3)	4.7	(d)	350.2
Goodwill	10,244.7	(3,003.7)	—		7,241.0
Other intangible assets, net	3,258.5	(814.3)	—		2,444.2
Total assets	$17,137.0	$(4,791.5)	$1,001.4		$13,346.9
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$933.8	$—	$—		933.8
Trade accounts payable	669.3	(240.0)	2.7	(c)	432.0
Accrued expenses and other current liabilities	1,122.6	(273.8)	37.0	(d) (e)	885.8
Total current liabilities	2,725.7	(513.8)	39.7		2,251.6
Other long-term liabilities	1,238.9	(431.1)	8.0	(f)	815.8
Long-term debt	2,929.1	—	—		2,929.1
Commitments and Contingencies
Equity:
Total Fortive stockholders’ equity	10,236.4	(3,846.6)	953.7	(g)	7,343.5
Noncontrolling interests	6.9	—	—		6.9
Total stockholders’ equity	10,243.3	(3,846.6)	953.7		7,350.4
Total liabilities and equity	$17,137.0	$(4,791.5)	$1,001.4		$13,346.9
See the accompanying Notes to Consolidated Condensed Financial Statements.

FORTIVE CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
($ and shares in millions, except per share amounts)

	Three Months Ended March 28, 2025
	Fortive Historical (as reported)	Separation of Ralliant (a)	Transaction Accounting Adjustments		Pro Forma Fortive
Sales of products and software	$1,248.4	$(442.7)	$(1.0)	(h)	$804.7
Sales of services	225.8	(39.1)	1.7	(h)	188.4
Total sales	1,474.2	(481.8)	0.7		$993.1

Cost of product and software sales	(475.7)	212.2	0.9	(h)	(262.6)
Cost of service sales	(117.6)	26.2	(1.6)	(h)	(93.0)
Total cost of sales	(593.3)	238.4	(0.7)		(355.6)

Gross profit	880.9	(243.4)	—		637.5
Operating costs:
Selling, general and administrative expenses	(542.2)	128.3	5.7	(i),(j)	(408.2)
Research and development expenses	(105.1)	41.3	(0.2)	(i)	(64.0)
Operating profit	233.6	(73.8)	5.5		165.3
Non-operating expenses, net:
Interest expense, net	(32.0)	—	—		(32.0)
Other non-operating income (expense), net	(0.2)	0.5	—		0.4
Earnings from continuing operations before income taxes	201.4	(73.3)	5.5		133.7
Income taxes	(29.5)	9.4	(1.0)	(d)	(21.1)
Net earnings from continuing operations	$171.9	$(63.9)	$4.5		$112.6

Net earnings per common share from continuing operations:
Basic	$0.50				$0.33
Diluted	$0.50				$0.33
Average common stock and common equivalent shares outstanding:
Basic	341.1				344.1
Diluted	344.6				344.6

Certain amounts may not sum due to rounding.
See the accompanying Notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

FORTIVE CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
($ and shares in millions, except per share amounts)

	Year Ended December 31, 2024
	Fortive Historical (as reported)	Separation of Ralliant (a)	Transaction Accounting Adjustments		Pro Forma Fortive
Sales of products and software	$5,282.3	$(1,990.6)	$(0.8)	(h)	$3,290.9
Sales of services	949.5	(164.1)	4.6	(h)	790.0
Total sales	6,231.8	(2,154.7)	3.8		4,080.9

Cost of product and software sales	(1,994.7)	923.4	0.9	(h)	(1,070.4)
Cost of service sales	(506.1)	119.2	(4.5)	(h)	(391.4)
Total cost of sales	(2,500.8)	1,042.6	(3.6)		(1,461.8)

Gross profit	3,731.0	(1,112.1)	0.2		2,619.1
Operating costs:
Selling, general and administrative expenses	(2,173.5)	552.1	(30.1)	(i),(j)	(1,651.5)
Research and development expenses	(414.0)	163.5	(0.8)	(i)	(251.3)
Gain on sale of property	63.1	(63.1)	—		—
Operating profit	1,206.6	(459.6)	(30.7)		716.3
Non-operating expenses, net:
Interest income (expense), net	(152.8)	—	—		(152.8)
Loss from divestiture	(25.6)	25.6	—		—
Other non-operating expenses, net	(58.6)	1.4	—		(57.2)
Earnings from continuing operations before income taxes	969.6	(432.6)	(30.7)		506.3
Income taxes	(136.7)	78.0	34.9	(d)	(23.8)
Net earnings from continuing operations	$832.9	$(354.6)	$4.2		$482.5

Net earnings per common share from continuing operations:
Basic	$2.39				$1.38
Diluted	$2.36				$1.37
Average common stock and common equivalent shares outstanding:
Basic	349.2				349.2
Diluted	352.8				352.8
See the accompanying Notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

FORTIVE CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
($ and shares in millions, except per share amounts)

	Year Ended December 31, 2023
	Fortive Historical (as reported)	Separation of Ralliant (a)	Transaction Accounting Adjustments		Pro Forma Fortive
Sales of products and software	$5,137.7	$(1,980.7)	$0.7	(h)	$3,157.7
Sales of services	927.6	(175.0)	3.6	(h)	756.2
Total sales	6,065.3	(2,155.7)	4.3		3,913.9

Cost of product and software sales	(1,981.8)	898.5	1.9	(h)	(1,081.4)
Cost of service sales	(489.4)	137.5	(3.5)	(h)	(355.4)
Total cost of sales	(2,471.2)	1,036.0	(1.6)		(1,436.8)

Gross profit	3,594.1	(1,119.7)	2.7		2,477.1
Operating costs:
Selling, general and administrative expenses	(2,062.6)	446.4	(49.9)	(i)	(1,666.1)
Research and development expenses	(397.8)	161.5	(0.7)	(i)	(237.0)
Operating profit	1,133.7	(511.8)	(47.9)		574.0
Non-operating expenses, net:
Interest income (expense), net	(123.5)	—	—		(123.5)
Other non-operating expenses, net	(19.4)	2.0	—		(17.4)
Earnings from continuing operations before income taxes	990.8	(509.8)	(47.9)		433.1
Income taxes	(125.0)	93.0	7.3	(d)	(24.7)
Net earnings from continuing operations	$865.8	$(416.8)	$(40.6)		$408.4

Net earnings per common share from continuing operations:
Basic	$2.46				$1.16
Diluted	$2.43				$1.15
Average common stock and common equivalent shares outstanding:
Basic	352.5				352.5
Diluted	355.6				355.6

See the accompanying Notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

FORTIVE CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS
($ and shares in millions, except per share amounts)

	Year Ended December 31, 2022
	Fortive Historical (as reported)	Separation of Ralliant (a)	Transaction Accounting Adjustments		Pro Forma Fortive
Sales of products and software	$4,920.1	$(1,907.5)	$5.9	(h)	$3,018.5
Sales of services	905.6	(182.2)	(1.1)	(h)	722.3
Total sales	5,825.7	(2,089.7)	4.8		3,740.8

Cost of product and software sales	(1,994.8)	922.2	3.3	(h)	(1,069.3)
Cost of service sales	(467.5)	119.3	(7.6)	(h)	(355.8)
Total cost of sales	(2,462.3)	1,041.5	(4.3)		(1,425.1)

Gross profit	3,363.4	(1,048.2)	0.5		2,315.7
Operating costs:
Selling, general and administrative expenses	(1,956.6)	417.0	(47.1)	(i)	(1,586.7)
Research and development expenses	(401.5)	155.1	(2.7)	(i)	(249.1)
Russia exit and wind down costs	(17.9)	2.3	—		(15.6)
Operating profit	987.4	(473.8)	(49.3)		464.3
Non-operating expenses, net:
Interest income (expense), net	(98.3)	—	—		(98.3)
Other non-operating expenses, net	(15.6)	1.9	—		(13.8)
Earnings from continuing operations before income taxes	873.5	(471.9)	(49.3)		352.2
Income taxes	(118.3)	101.2	(19.1)	(d)	(36.2)
Net earnings from continuing operations	$755.2	$(370.7)	$(68.4)		$316.0

Net earnings per common share from continuing operations:
Basic	$2.12				$0.89
Diluted	$2.09				$0.88
Average common stock and common equivalent shares outstanding:
Basic	356.4				356.4
Diluted	360.8				360.8

Certain amounts may not sum due to rounding.
See the accompanying Notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

FORTIVE CORPORATION AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma Consolidated Condensed Balance Sheet as of March 28, 2025, and the unaudited pro forma Consolidated Condensed Statement of Earnings for the three months ended March 28, 2025 and for the years ended December 31, 2024, 2023, and 2022 include the following pro forma adjustments:
a.Reflects the operations, assets, liabilities and equity of Ralliant, formerly the Company’s Precision Technologies segment, which was derived from the historical combined financial statements prepared on a “carve-out” basis of accounting included in the Ralliant Information Statement.
b.Reflects the $1.0 billion in estimated net cash, comprised of $1.15 billion in cash consideration from Ralliant to the Company as a result of the Separation, net of approximately $150 million in unremitted cash held by Ralliant, at the date of the Separation.
c.Represents adjustments for intercompany assets and liabilities as a result of the Separation.
d.Represents the estimated income tax impact of the deconsolidation adjustment as well as the adjustments needed to reflect pro forma Fortive earnings from continuing operations. In determining the tax rate to apply to the deconsolidation adjustments, the Company used the applicable statutory rate based on the jurisdiction in which the adjustment relates to reflect income taxes on the deconsolidation activities.
e.Includes approximately $74 million of accrued estimated costs to complete the Separation. These costs were primarily related to professional fees associated with finance, tax, legal, banking and information technology services.
f.Represents the adjustment of certain liabilities as a result of their transfer between the Company and Ralliant upon Separation pursuant to the various agreements entered into as part of the Separation.
g.Reflects the effect on total stockholders’ equity of the transaction accounting adjustments described in footnotes (b) to (f) above.
h.Represents adjustments for intercompany transactions that were eliminated in consolidation prior to the Separation that are no longer eliminated subsequent to the Separation, as well as other immaterial transaction adjustments.
i.Reflects the inclusion of general corporate overhead costs which were historically allocated to Ralliant and will be allocated to the Company’s remaining segments after the Separation.
j.Reflects the removal of all nonrecurring costs related to the Separation, approximately $19 million during the three-month period ended March 28, 2025, and $22 million during the year ended December 31, 2024, which were incurred and are included in the Company’s historical results of operations. These costs were primarily related to professional fees associated with finance, tax, legal, banking and information technology services directly related to Separation-related activities that are not expected to have a continuing impact on the Company’s results of operations following the completion of the Separation.